Exhibit 10.4

SHAREHOLDER VOTING AND SUPPORT AGREEMENT

This Shareholder Voting And Support Agreement (this “Agreement”), dated as of [_______], 2022, is made and entered into by and among Holisto Ltd., an Israeli company (the “Company”), Moringa Acquisition Corp, a Cayman Islands exempted company (“SPAC”), and the party listed on the signature pages hereto as a “Shareholder” (the “Shareholder”).

RECITALS

WHEREAS, concurrently herewith, SPAC, Holisto MergerSub, Inc., a Cayman Islands exempted company and wholly-owned subsidiary of the Company (“Merger Sub”), and the Company are entering into a Business Combination Agreement in substantially the form provided to the Shareholder and is attached hereto as Exhibit A (as may be amended, supplemented, restated or otherwise modified from time to time by the Company and SPAC, the “Business Combination Agreement”) to effect a transaction resulting in the initial registration of the Company’s Ordinary Shares (or initial or continued registration of the class of securities exchanged for Company securities in such transaction) under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) (or equivalent securities law of another jurisdiction) (the “SPAC Transaction”);

WHEREAS, immediately prior and subject to the closing of the SPAC Transaction (the “Closing”), each Preferred A Share, Preferred A-1 Share, Preferred A-2 Share (collectively, the “Preferred Shares”) and Ordinary A Share of the Company, NIS 0.01 par value each, that is outstanding immediately prior to the Closing, shall be converted automatically into one Ordinary Share of the Company (the “Conversion”), and immediately following such conversion, the Company shall effect a share split, to become effective as of immediately prior to the Closing, pursuant to which all issued and unissued Ordinary Shares of the Company shall be converted into the number of Company Ordinary Shares computed by multiplying each such Company Ordinary Share by the a certain conversion ratio (the “Capital Restructuring”) all as detailed in the Business Combination Agreement;

WHEREAS, at the Effective Time, upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the Cayman Islands Companies Law (2020 Revision), as amended or restated from time to time, Merger Sub will merge with and into SPAC (the “Merger”), with SPAC continuing as the surviving company after the Merger, as a result of which SPAC will become a direct, wholly-owned subsidiary of the Company;

WHEREAS, as of the date hereof, the Shareholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act of and is entitled to dispose of and vote (including, without limitation, by proxy or power of attorney) Company Shares and such number of Company Warrants (if any) set forth on the signature pages hereto (collectively, the “Owned Shares”; the Owned Shares and any additional Company Ordinary Shares and/or Company Ordinary A Shares and/or Company Preferred Shares (or any securities convertible into or exercisable or exchangeable for Company Ordinary Shares and/or Company Ordinary A Shares and/or Company Preferred Shares) in which the Shareholder has or acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, in anticipation of, and as a condition and inducement to the willingness of SPAC to enter into the Business Combination Agreement, SPAC, the Company and the Shareholder are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SPAC, the Company and the Shareholder hereby agree as follows:

1. Agreement to Vote. The Shareholder irrevocably and unconditionally agrees that, at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) including any class meetings, class votes or class consents, and in connection with any written consent of shareholders of the Company, the Shareholder shall, and shall cause any other holder of record of any of the Shareholder’s Covered Shares to: (a) if and when such meeting is held, appear at such meeting (in person or by proxy), and if a quorum is not present, to vote (in person or by proxy) in favor of adjournment of such meeting of the shareholders to a later date, as in accordance with the Company’s Articles of Association as in effect at such time; (b) vote, in person or by proxy, or validly execute and deliver any written consent with respect to all of the Shareholder’s Covered Shares in favor of the resolutions in the form attached hereto as Exhibit B, and any other resolutions in favor of (i) the Merger and the adoption of the Business Combination Agreement (ii) the Conversion (iii) the Capital Restructuring, and (iv) any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Business Combination Agreement; (c) vote, in person or by proxy, or validly execute and deliver any written consent with respect to all of the Shareholder’s Covered Shares against (A) any transaction, action or agreement of any kind (other than the SPAC Transaction) concerning the sale or transfer of (x) all or any material part of the business or assets of the Company or (y) any of the shares or other equity interests or profits of the Company, that would reasonably be expected to (i) frustrate the purposes of, impede, interfere with, delay, postpone or adversely affect the SPAC Transaction (including the consummation thereof), (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement, or cause any of the conditions to Closing set forth in the Business Combination Agreement not to be fulfilled or satisfied, or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Agreement and (B) any merger agreement or merger (other than the Business Combination Agreement and the Merger), consolidation, combination, sale of all or substantially all assets, scheme of arrangement, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company.

2. Proxy.

(a) The Shareholder hereby irrevocably and unconditionally, to the fullest extent permitted by applicable Law, appoints the Chief Executive Officer of the Company, or any designee of the Company as approved by the board of directors of the Company, as the Shareholder’s attorney-in-fact and proxy with full power of substitution, to vote, express consent or dissent and otherwise act (by written consent or otherwise) with respect to the Covered Shares, solely on the matters and in the manner specified in Section 1. THE PROXIES AND POWERS OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 2 ARE IRREVOCABLE AND COUPLED WITH AN INTEREST. The Shareholder hereby affirms that the irrevocable proxy granted by Shareholder pursuant to this Section 2 is granted in consideration of SPAC considering entering into this Agreement and the Business Combination Agreement and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The proxies and powers of attorney shall not be terminated by any act of the Shareholder or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all successors, assigns, heirs, beneficiaries and legal representatives of the Shareholder. The Shareholder hereby revokes all other proxies and powers of attorney on the matters specified in this Section 2 with respect to the Covered Shares that the Shareholder may have previously appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Shareholder with respect to any Covered Shares. All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy or incapacity of the Shareholder and any obligation of the Shareholder under this Agreement shall be binding upon the heirs, personal representatives, and successors of the Shareholder.

3. Termination. This Agreement shall terminate, and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) termination of the Business Combination Agreement in accordance with its terms or (ii) the time this Agreement is terminated upon the mutual written agreement of SPAC, the Company and the Shareholder (the earliest such date under clause (i) and (ii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 8 to 16 below shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of, or actual fraud in connection with, this Agreement prior to such termination.

4. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to the Company and SPAC as to itself, as of the date hereof and as of the Closing, that the Shareholder has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes valid and binding obligation of the Shareholder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

5. The Shareholder hereby agrees not to, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the Merger, (i) sell, transfer, encumber, assign or otherwise dispose of, either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract, option or other arrangement (including profit sharing arrangement) with respect to the Transfer of any of the Shareholder’s Covered Shares; (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of any Covered Shares), or enter into any other agreement, with respect to any Covered Shares (in each case, other than the Proxy granted to the Company in accordance with this Agreement); (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii); or (iv) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, disabling or delaying the Shareholder from performing its obligations under this Agreement.

6. Further Assurances, Instruments and Efforts. From time to time, at SPAC’s or Company’s request and without further consideration, the Shareholder shall execute and deliver such additional documents, including without limitation a lock-up agreement in substantially the form that the Chief Executive Officer of the Company shall be requested to sign in connection with the SPAC Transaction, and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement and by the Business Combination Agreement, and Shareholder shall use its commercially reasonable efforts, and shall reasonably cooperate with the Company and SPAC, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the SPAC Transaction (including the delivery of any information required for all applicable notices and filings and for the receipt of all applicable consents of governmental authorities and third parties) and to comply as promptly as practicable with all requirements of governmental authorities applicable to the SPAC Transaction, including any regulatory application or filing required or advisable in connection with the SPAC Transaction (including filings with the SEC or Nasdaq). The Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against SPAC, the Company or any of their respective Affiliates, successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement or the consummation of the transactions contemplated hereby and thereby (including the Capital Restructuring).

7. Waiver of Rights. By executing this Agreement, the Shareholder, as and to the extent applicable thereto, hereby irrevocably, absolutely and unconditionally waives any and all preemptive rights, anti-dilution rights, first refusal rights, over allotment rights, co-sale rights, veto rights and any other participation rights and all similar rights or other limitations that the Shareholder has or may have (whether derived from the Company's Articles of Association as in effect on the date hereof, any agreement, other arrangement or any applicable law, including without limitation, Section 290 of the Israeli Companies Law 1999 or otherwise), in connection with any and all investments made in the Company and/or any subsidiary thereof, whether by way of an equity investment, or by way of convertible debt, or in any other manner whatsoever, in furtherance of, or in connection with, or pursuant to the SPAC Transaction and/or the Merger and/or the Business Combination Agreement.

8. Disclosure. The Shareholder hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC (or as otherwise required by any applicable securities laws or any other securities authorities), or include in any document or information required to be filed with or furnished to the SEC or Nasdaq, the Shareholder’s identity and ownership of the Covered Shares and the nature of the Shareholder’s obligations under this Agreement and, if deemed appropriate by the Company or SPAC, a copy of this Agreement.

9. Confidentiality. The Shareholder (including its affiliates, directors, partners, officers, investors, employees and agents) agrees to retain in strict confidence the existence and terms of this Agreement, the negotiations between the Company and SPAC, any information related to the Business Combination Agreement and the SPAC Transaction and all nonpublic information related to SAPC and the SPAC identity, and further agree that it will not disclose to any third party, or permit the use or disclosure to any third party of such information or any information obtained from or revealed hereunder.

10.       Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by SPAC, the Company and the Shareholder. Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by this Section 10 or Section 11, as applicable.

11. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

12. Notices. Any notice required or permitted by this instrument will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page or If to the Shareholder, to such address indicated on the Company’s records with respect to the Shareholder or to such other address or addresses as the Shareholder may from time to time designate in writing, or 48 hours after being deposited in the mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

13. Governing Law and Jurisdiction. All rights and obligations hereunder will be governed by the laws of the State of Israel, without regard to its conflicts of law provisions. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

14. Assignment; Successors. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 13 shall be null and void, ab initio.

15. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Shareholder’s obligations to vote its Covered Shares as provided in this Agreement, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at applicable Law or that an award of specific performance is not an appropriate remedy for any reason at applicable Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 15 shall not be required to provide any bond or other security in connection with any such injunction.

16. Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any amendment hereto.

Trust Account Waiver. The Shareholder agrees, acknowledges and represents that it understands that SPAC has established its trust account (the “Trust Account”) for the benefit of the public stockholders and that SPAC may disburse monies from the Trust Account only: (A) to the public stockholders in the event of the conversion of their shares upon consummation of a business combination or amendment to SPAC’s certificate of incorporation relating to pre-business combination activity, (B) to the public stockholders in connection with SPAC’s liquidation in the event SPAC is unable to consummate a business combination within the required time period or (C) to SPAC concurrently with, or after it consummates a business combination, and (ii) agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC and will not seek recourse against the Trust Account for any reason whatsoever.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

MORINGA ACQUISITION CORP

By:
Name:
Title:

HOLISTO LTD.

By:
Name:
Title:

[Signature Page to Shareholder Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

[name]

By:
Name:
Title:

The Shareholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of and is entitled to dispose of and vote the following securities of the Company which represent the only shares, warrants, notes, evidence of indebtedness, convertible loan (and interest thereon) or instrument, or other rights or securities directly or indirectly convertible, exchangeable or exercisable into share capital of the Company, and any rights to acquire or receive any of the foregoing (including by virtue of any convertible loan previously converted (if any), any anti-dilution rights, rights of first refusal or first offer, preemptive rights or any other similar rights), to which the Shareholder is or may be entitled:

Number of Company Ordinary Shares
Number of Company Ordinary A Shares
Number of Company Preferred Shares
Number of Company Ordinary Shares issuable upon exercise of warrant
Number of Company Ordinary A Shares issuable upon exercise of warrant
Number of Company Preferred Shares issuable upon exercise of warrant
Simple Agreement for Future Equity

[Signature Page to Shareholder Voting and Support Agreement]

EXHIBIT A

Form of BCA

EXHIBIT B

1.	Approval of the BCA and the SPAC Transaction

RESOLVED, that the form, terms and conditions of the BCA, the Merger, and all Transaction Documents and all Ancillary Documents to which the Company is a party, as well as all transactions contemplated thereby (including the Merger) or permitted thereunder, or which are otherwise deemed necessary or advisable by the Company's Board of Directors to consummate the SPAC Transaction (including any and all financing arrangements) in furtherance of, or in order to consummate, the Closing (as defined under the BCA) (the "BCA Closing"), be, and the same hereby are, in all respects approved by the Shareholders, and all agreements, documents and instruments as may be necessary or advisable, and all other actions or matters necessary or advisable by the Company’s Board of Directors (the “Board”) and its delegees to give effect to the foregoing be, and the same hereby are, in all respects authorized and approved by the Shareholders, without any further requirement for additional approvals, and to authorize and approve the execution, delivery, and performance of the BCA, all Transaction Documents and Ancillary Documents to which the Company is a party and the consummation by the Company of the transactions contemplated therein, in accordance with the terms and conditions therein.

RSOLVED FURTHER, to authorize the Company’s Board of Directors to approve any amendment of, revision to, or change to the BCA and the other Transaction Documents and Ancillary Documents to which the Company is a party, as the Board shall resolve in good faith that is necessary or advisable in order to effect the BCA Closing and consummate the SPAC Transaction, provided, that any change to the Company Valuation (as defined in the BCA) shall not result in a number that is lower than US$350,000,000 and the Fixed Amount (as defined in the BCA) shall not be higher than 2,250,000.

2.	Amendment of Existing Articles

RESOLVED that the amendments to the Articles of Association currently in effect (and prior to the adoption of the Amended Articles defined below) (the “Existing Articles”), as set forth in Exhibit B attached hereto, be, and the same hereby are approved in all respects, effective immediately prior to the execution of the BCA by the Company.

3.	Restatement of Amended Articles; Capital Restructuring

RESOLVED that the Existing Articles (as amended above) be, immediately prior to the BCA Closing, ipso facto, amended, restated and replaced in their entirety with the Amended and Restated Articles of Association in the form attached hereto as Exhibit C (the “Amended Articles”), with such Amended Articles to become effective at the Effective Time and to remain in effect thereafter until amended in accordance with the terms thereof and the Israeli Companies Law, 5759-1999, among others, to reflect the following: (i) the automatic conversion of each Preferred A Share, Preferred A-1 Share, Preferred A-2 Share (collectively, the “Preferred Shares”) and Ordinary A Share of the Company, NIS 0.01 par value each, that is outstanding immediately prior to the Effective Time, into one Ordinary Share of the Company and cancellation of the par value thereof and of the other outstanding Ordinary Shares of Company (the “Conversion”), and immediately following such conversion, the Company's effecting of a share split, to become effective as of immediately prior to the Closing and subject to the effectiveness of the BCA Closing, pursuant to which all issued and unissued Ordinary Shares of the Company as of immediately prior to the Effective Time (but after the exercise and conversion of each Exercised Warrant, each Old SAFE Agreement, and each Preferred Share and each Ordinary A Share as detailed in the BCA, and excluding and prior to the issuance of the SAFE Shares) shall be converted into the number of Company Ordinary Shares computed by multiplying each such Company Ordinary Share by a certain conversion ratio (the “Capital Restructuring”) all as detailed in the BCA, and in order to facilitate all transactions contemplated by the BCA and the SPAC Transaction and any other transactions made in furtherance of, or in order to consummate, the BCA Closing, the approval, effective immediately prior to the Merger, of the Capital Restructuring, including the amendment and increase of the authorized share capital of the Company to consist of 150,000,000 Ordinary Shares with no par value.

4.	Securities Issuance and Reservation

RESOLVED, that the issuance, offer and sale of Company Ordinary Shares and Company Warrants pursuant to the BCA and subject to the terms thereof, including (a) the Company Ordinary Shares issuable pursuant to the Capital Restructuring, (b) the Company Ordinary Shares and the Company Warrants issuable pursuant to Sections 1.7(a)(ii) and 1.7(c) of the BCA (including the Company Ordinary Shares issuable upon exercise of such Company Warrants) and the reservation for issuance of the maximum number of Company Ordinary Shares issuable upon the exercise of such Company Warrants, (c) the Note Financing with 3i LP in accordance with the SPA (as defined below) and the issuance of any securities issued pursuant thereto, and (d) issuance of any securities by the Company pursuant to any transaction made at or prior to the BCA Closing, as shall be approved, in good faith, by the Board with a view to consummate the BCA Closing, including such financings contemplated by Section 5.2(c) of the BCA, all be and hereby are approved by the Shareholders in all respects.

5.	Transactions with 3i, LP

RESOLVED, that the execution, delivery, performance and, as applicable, issuance of (i) Securities Purchase Agreement, by and among the Company, the SPAC and the Buyers (as defined therein), substantially in the form attached as Exhibit D-1 hereto (the “SPA”), (ii) Senior Secured Convertible Note, substantially in the form attached as Exhibit D-2 hereto (the “Note”), (iii) Warrant to Purchase Ordinary Shares, substantially in the form attached as Exhibit D-3 hereto (the “Warrant”), (iv) Registration Rights Agreement, by and among the Company and the Buyers (as defined therein), substantially in the form attached as Exhibit D-4 hereto, (v) Leak-Out Agreement, by and between the Company and 3i, LP,, substantially in the form attached as Exhibit D-5 hereto, (vi) Security and Pledge Agreement, by and among the Company, 3i, LP and the other Grantors (as defined therein), substantially in the form attached as Exhibit D-6 hereto, (vii) the Security Agreement, by and between the Company and 3i, LP, substantially in the form attached as Exhibit D-7 hereto, and (viii) the Guaranty, by and among the Company, 3i, LP and the Guarantors (as defined therein), substantially in the form attached as Exhibit D-8 hereto (all of the documents set forth above, collectively, the “3i Documents”), as well as any schedule, exhibit, annex and/or ancillary document and agreement to any of the foregoing (collectively with the 3i Documents, the “3i Transaction Documents”) are hereby approved by the Shareholders in all respects, to become effective immediately prior and subject to the BCA Closing.

ESOLVE FURTHER, to authorize the Company’s Board of Directors to approve any amendment of, revision to, or change to the any of the 3i Transaction Documents to which the Company is a party, as the Board shall resolve in good faith that is necessary or advisable in order to effect the BCA Closing and consummate the SPAC Transaction, provided, that any increase of the Original Principal Amount (as defined in the Note) and/or any increase of the Warrant coverage, shall be brought before the Shareholders for approval.

6.	Share Incentive Plans

RESOLVED, that (i) the amendment of the Company’s existing Equity Incentive Plan (as amended, the “Amended ESOP”), in the form attached hereto as Exhibits E-1, and (ii) the adoption of the new Equity Incentive Plan substantially in the form attached hereto as Exhibits E-2 (“New ESOP”), and (iii) the determination of the aggregate number of shares reserved for the purpose of issuance of, and grant of awards exercisable into, ordinary shares under the Amended ESOP and the New ESOP (as set forth in the New ESOP), as the maximum number of shares that may be issued pursuant to Incentive Stock Options granted under and as defined in the New ESOP; in each case, in a manner that is intended to qualify as Incentive Stock Options under certain U.S. tax regimes, all be hereby approved by the Shareholders in all respects, to become effective immediately prior to the BCA Closing.

7.	Board Composition

RESOLVED, that effective upon the consummation of the Merger and until otherwise determined thereafter in accordance with the Amended Articles (and as amended from time to time), the Board shall be comprised of seven (7) members, and to approve the designation of such members as follows: (i) four directors shall be designated prior to the Closing by the Company, at least two of whom shall be considered independent directors under the Nasdaq requirements, (ii) one director shall be designated prior to the Closing by SPAC, and (iii) two independent directors (under Nasdaq requirements) shall be designated prior to the Closing by the Company, subject to the consent of SPAC, such consent not to be unreasonably withheld, delayed or conditioned.

8.	Compensation Matters

RESOLVED, to approve, ratify and confirm that, effective immediately prior to the BCA Closing, subject to their continued employment from the date hereof and through the BCA Closing, each of Eran Shust Avi Wortzel and Shay Horovitz, shall enter into new employment agreements, having compensation terms set forth in Exhibit G attached hereto.

RESOLVE FURTHER, that the bonuses and equity awards to Eran Shust, Avi Wortzel and Shay Horovitz (each, in accordance with the terms and in the amounts set forth in Exhibit G hereto (such Exhibit G includes RSUs and PRSUs and “earn-out” options to be granted to Eran Shust, Avi Wortzel and Shay Horovitz in accordance with the terms and in the amounts set forth in Exhibit G), be hereby approved by the Shareholders in all respects, to become effective immediately prior to the BCA Closing, subject to their continued employment from the date hereof and through the BCA Closing.

9.	Director Indemnification Agreements; D&O Insurance

RESOLVED, that the form of directors’ and officers’ Indemnification Agreement, substantially in the form set forth in Exhibit H hereto (the “Indemnification Agreement”), be hereby approved to become effective immediately prior to BCA Closing.

RESOLVED FURTHER, the execution, delivery and performance by the Company of the Indemnification Agreement with each of the current and future directors of the Company with respect to the current directors of the Company, and effective immediately upon their appointment with respect to future directors, be hereby approved, effective immediately prior to BCA Closing.

RESOLVED FURTHER, the purchase of (i) the D&O Policy, providing for a coverage for the benefit of the Company’s officers and directors in an amount of up to US$15,000,000 and (ii) the D&O Tail Insurance, all be hereby approved, to become effective immediately prior to BCA Closing.

10.	Simple Agreement for Future Equity

RESOLVED, to approve, ratify and confirm the execution, delivery and performance by the Company of a Simple Agreement for Future Equity ("New SAFE Agreements"), substantially in the form attached as Exhibit I1 hereto, by and between the Company and each of the investors set forth in the table attached hereto as Exhibit I2.

FURTHER RESOLVED, to approve, ratify and confirm: (i) the issuance of shares of the Company upon the conversion of the amounts provided to the Company under the New SAFE Agreements, into equity of the Company (in accordance with the terms of the New SAFE Agreements); and (ii) all other instruments, certificates and agreements executed and/or delivered or required to be executed and/or delivered by the Company under or pursuant to each New SAFE Agreement.

FURTHER RESOLVED, to approve, ratify and confirm that the Company may enter into additional agreements, substantially similar in form and substance to the New SAFE Agreement, with additional investors, as the management of the Company and/or the Board may deem fit and in the Company’s best interests, in the aggregate amount of all such agreement, including those executed heretofore, of up to (and including) US$10,000,000 (collectively, the “SAFE Fundraising”).

11.	Amendment to Simple Agreements for Future Equity

RESOLVED, to approve, ratify and confirm the execution, delivery and performance by the Company of an amendment to all Simple Agreements for Future Equity, outstanding as of the date hereof, other than the SAFE Fundraising, substantially in the form attached as Exhibit J hereto (the “SAFE Amendment”).

12.	Increase of Option Pool

RESOLVED, to approve and ratify, as of the date hereof and before giving effect to the Capital Restructuring, an increase in the number of Ordinary Shares reserved under the Company’s 2019 Share Option Plan and the Sub-Plan for Grantees Subject to Israeli Taxation, such that the maximum aggregate amount of shares reserved for such purposes shall be 54,110 Ordinary Shares (which amount shall, for the avoidance of doubt, include shares reserved for allocated, promised and unallocated awards).

FURTHER RESOLVED, to approve and ratify, upon and subject to the effectiveness of the BCA Closing and after giving effect to the Capital Restructuring, the reservation of 3,453,093 Ordinary Shares (which amount shall, for the avoidance of doubt, include shares reserved for allocated, promised and unallocated awards) under the New Plan.

13.	Option Grants to Certain Founders

RESOLVED, to approve, ratify and confirm, as of immediately prior to and subject to the effectiveness of the BCA Closing, the grant to the persons detailed in Exhibit K (each a “Grantee”) options to purchase shares of the Company (the “Options”), in such amounts and according to such terms and conditions as set forth in Exhibit J, and to approve the issuance of shares of the Company upon the exercise of any such Options by a Grantee.

FURTHER RESOLVED, to approve and confirm that except as otherwise set forth herein or in Exhibit J, the Options shall be subject to (i) the terms and conditions of the Amended ESOP, including, without limitation, any provisions thereunder in respect to the exercise of Options, and (ii) an Option Agreement, to be executed with each Grantee, substantially in the form as approved by the Board.

14.	Amended and Restated Shareholders' Rights Agreement

RESOLVED, to approve, ratify and confirm the execution, delivery and performance by the Company and the Shareholders (as defined therein) of the Amended and Restated Shareholders' Rights Agreement, substantially in the form attached as Exhibit L hereto (the “Amended SRA”).

By voting in favor these resolutions, each Shareholder irrevocably, absolutely and unconditionally waives all preemptive rights, anti-dilution rights, participation rights, rights of first refusal, right of first offer, over-allotment rights, co-sale rights, special consent or veto rights, subscription rights, and any and all other similar rights or timely notice rights thereto, if any, by all holders of such rights, or other limitations that the Shareholder has or may have (whether derived from the Company's Articles of Association as in effect on the date hereof, any agreement, other arrangement or any applicable law, including without limitation, Section 290 of the Israeli Companies Law 1999 or otherwise) in connection any transaction in any form or manner whatsoever made in furtherance of, or in connection with the SAFE Fundraising, the SAFE Amendment, the BCA, the 3i Transaction Documents, the Transaction Documents, the Ancillary Documents to which the Company is a party and any transactions contemplated thereby or permitted thereunder, or as is otherwise deemed in good faith, necessary or advisable by the Company's Board of Directors to effect the BCA Closing or any other transactions described above.